Exhibit 10.1

FOURTH AMENDMENT

TO

CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Fourth Amendment"), dated as of May 18, 2006, is entered into by and among SCOTIA PACIFIC COMPANY LLC, a Delaware limited liability company (the "Company"), each of the Banks (as defined in the Credit Agreement referred to below) party to the Credit Agreement, and BANK OF AMERICA, N.A., as agent for the Banks (the "Agent").

RECITALS

A.           The Company, the Banks, and the Agent are parties to the Credit Agreement, dated as of July 20, 1998, as amended by (i) the First Amendment to Credit Agreement, dated as of July 16, 1999, (ii) the Second Amendment to Credit Agreement, dated as of June 15, 2001 and (iii) the Third Amendment to Credit Agreement, dated as of June 20, 2003 (the "Credit Agreement"), pursuant to which the Agent and the Banks have extended certain credit facilities to the Company.

B.           The parties hereto desire to amend the Credit Agreement as set forth herein, subject to the terms and conditions of this Fourth Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.          Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

Section 2.          Amendment to the Credit Agreement. The Credit Agreement is hereby amended, effective as of the date this Fourth Amendment becomes effective in accordance with Section 4 hereof, as follows: the definition of "Scheduled Termination Date" in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

"Scheduled Termination Date" means July 6, 2007, or such later date to which the Scheduled Termination Date is extended in accordance with Section 2.13.

Section 3.          Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks, as of the date hereof and as of the Effective Date (as defined in Section 4 hereof), as follows:

(a)	No Indenture Default or Indenture Event of Default exists.

(b)          The execution, delivery and performance by the Company of this Fourth Amendment have been duly authorized by all necessary limited liability company actions and other actions and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. Without limiting the foregoing, this Fourth Amendment has been approved by a resolution of the Board of Managers of the Company, including all Independent Managers, and does not require consent of the Trustee or Rating Agency Confirmation or consent of the Noteholders (as those terms are defined in the Indenture). The Credit Agreement as amended by this Fourth Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, without defense, counterclaim or offset as of the date hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

(c)          All representations and warranties of the Company contained in the Credit Agreement are true and correct, except that the term "Offering Memorandum" shall be deemed to include subsequent filings by the Company with the Securities and Exchange Commission.

(d)          The Company is entering into this Fourth Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other person.

Section 4.          Effective Date. This Fourth Amendment and the effectiveness of the amendments set forth in Section 2 hereof shall be effective as of May 18, 2006 (the "Effective Date") upon satisfaction in full in the judgment of the Agent and the Banks of each of the following conditions precedent set forth in this Section 4:

(a)          The Agent has received from the Company and all the Banks a duly executed original, or facsimile of such executed original, of this Fourth Amendment.

(b)          The Company shall have paid (1) to the Agent all costs and expenses incurred by the Agent to the date hereof in connection with the Credit Agreement, this Fourth Amendment, and the transactions contemplated hereby and thereby and (2) to the Agent for the account of each Bank any fees that the Company has agreed to pay on or prior to the Effective Date.

Section 5.          Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Fourth Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to enter into similar amendments under the same or similar circumstances in the future.

Section 6.        Miscellaneous.

(a)          Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Fourth Amendment.

(b)          This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Fourth Amendment.

(c)          This Fourth Amendment shall be governed by and construed in accordance with the law of the State of New York.

(d)          This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

(e)          This Fourth Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Fourth Amendment supersedes all prior drafts and communications with respect thereto. This Fourth Amendment may not be amended except in accordance with the provisions of Section 10.1 of the Credit Agreement.

(f)           If any term or provision of this Fourth Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Fourth Amendment or the Credit Agreement, respectively.

(g)          The Company confirms its obligations under Section 10.4(b) of the Credit Agreement to reimburse the Agent for all costs and expenses incurred by the Agent in connection with this Fourth Amendment.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Fourth Amendment as of the date first above written.

SCOTIA PACIFIC COMPANY LLC

By:	_/s/ Gary L. Clark___________________
Name:	____Gary L. Clark___________________
Title:	Vice President Finance & Administration and CFO

BANK OF AMERICA, N.A., as Agent and as a Bank

By:	_/s/ Clara Yang Strand________________
Name:	____Clara Yang Strand________________
Title:	Senior Vice President

THE BANK OF NOVA SCOTIA, as a Bank

By:	_/s/_Olivia L. Braun__________________
Name:	____Olivia L. Braun__________________
Title:	Director

KEYBANK NATIONAL ASSOCIATION, as a Bank

By:	__/s/ Michael V. Lugli_______________
Name:	____Michael V. Lugli________________
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By:	__/s/ Raymond R. Anderson____________
Name:	____Raymond R. Anderson____________
Title:	Vice President